Exhibit 99.1

Beijing Agreen Biotechnology Co., Ltd. Financial Statements Period Ended June 30, 2014, Years Ended December 31, 2013 and December 31, 2012

Beijing Agreen Biotechnology Co., Ltd.

Financial Statements
Period Ended June 30, 2014, Years Ended December 31, 2013 and December 31, 2012

Beijing Agreen Biotechnology Co., Ltd.

Contents

Independent Auditors’ Report

Board of Directors
Beijing Agreen Biotechnology Co., Ltd.

We have audited the accompanying balance sheets of Beijing Agreen Biotechnology Co., Ltd. as of June 30, 2014, December 31, 2013 and December 31, 2012, and the related statements of operations, stockholders’ equity and comprehensive loss, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beijing Agreen Biotechnology Co., Ltd. at June 30, 2014, December 31, 2013 and December 31, 2012, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, certain conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 1.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO China Shu Lun Pan CPAs LLP
October 31, 2014

Beijing Agreen Biotechnology Co., Ltd.

Balance Sheets

	30 June 2014	31 December 2013	31 December 2012
Assets
Current assets:
Cash and cash equivalents	$273,888	$35,244	$197,177
Accounts receivable	196,073	126,710	167,051
Inventory (Note 3)	206,369	193,175	171,469
Prepaid expenses and other current assets (Note 4)	129,249	144,003	178,501
Total current assets	805,579	499,132	714,198

Non-current assets:
Property and equipment, net (Note 5)	603,428	694,411	253,935
Total Non-current assets	603,428	694,411	253,935
Total Assets	$1,409,007	$1,193,543	$968,133

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$84,126	$41,081	$68,270
Accrued payroll and bonuses	196,909	169,237	59,550
Other payables (Note 6)	1,110,813	823,363	967,107
Other current liabilities	1,560	-	4,582
Total current liabilities	1,393,408	1,033,681	1,099,509

Long-term debt (Note 6)	422,572	639,669	-
Total liabilities	1,815,980	1,673,350	1,099,509

Commitments and Contingencies (Note 8)
Stockholders' Equity (Note 7):
Additional paid-in capital	159,096	159,096	159,096
Accumulated other comprehensive income	(6,447)	(10,626)	(999)
Accumulated deficit	(559,622)	(628,277)	(289,473)
Total stockholders' equity	(406,973)	(479,807)	(131,376)
Total Liabilities and Stockholders' Equity	$1,409,007	$1,193,543	$968,133

See accompanying notes to consolidated financial statements.

Beijing Agreen Biotechnology Co., Ltd.

Statements of Operations

	Six months ended June 30, 2014	Year ended December 31, 2013	Year ended December 31, 2012

Revenue	$778,669	$1,075,692	$265,654
Cost of revenues	486,161	872,937	81,573

Gross profit	292,508	202,755	184,081

Operating Expenses:
Selling and administrative	155,938	313,736	293,026
Research and development	67,960	214,752	90,841
Total Operating Expenses	223,898	528,488	383,867
Operating income /(loss)	68,610	(325,733)	(199,786)

Other income/(expenses):
Interest income	143	310	180
Foreign exchange gain	-	503	-
Other operating expense	-	(11,296)	-
Total other operating income /(expenses)	143	(10,483)	180

Non-operating expense	98	2,588	-

Profit /(loss) from continuing operations before taxes	68,655	(338,804)	(199,606)

Income tax provision	-	-	-

Net profit /(loss)	68,655	(338,804)	(199,606)

Other comprehensive income /(loss)	4,179	(9,627)	(999)

Total comprehensive income /(loss)	$72,834	$(348,431)	$(200,605)

See accompanying notes to consolidated financial statements.

Beijing Agreen Biotechnology Co., Ltd.

Statements of Stockholders' Equity and Comprehensive Income

		Accumulated
		Other		Total
	Additional paid-in	Comprehensive	Accumulated	Stockholders’
	Capital	Income	Deficit	Equity

Balance at January 1, 2012	$159,096	$-	$(89,867)	69,229
Currency translation adjustment	-	(999)	-	(999)
Net loss	-	-	(199,606)	(199,606)
Balance at December 31, 2012	159,096	(999)	(289,473)	(131,376)
Currency translation adjustment	-	(9,627)	-	(9,627)
Net loss	-	-	(338,804)	(338,804)
Balance at December 31, 2013	$159,096	$(10,626)	$(628,277)	$(479,807)
Currency translation adjustment	-	4,179	-	4,179
Net profit	-	-	68,655	68,655
Balance at June 30, 2014	$159,096	$(6,447)	$(559,622)	$(406,973)

See accompanying notes to consolidated financial statements.

Beijing Agreen Biotechnology Co., Ltd.

Statements of Cash Flows

	Six months ended June 30, 2014	Year ended December 31, 2013	Year ended December 31, 2012
Cash Flows from Operating Activities:
Net profit /(loss)	$68,655	$(338,804)	$(199,606)
Depreciation	85,903	143,037	5,293
Changes to operating assets and liabilities:
Accounts receivable	(69,363)	40,341	(104,105)
Prepaid expenses and other current assets	14,754	34,498	(54,202)
Inventory	(13,194)	(21,706)	(170,273)
Accounts payable	43,045	(27,189)	64,135
Accrued payroll and bonuses	27,672	109,687	46,423
Other payables	287,450	(143,744)	806,724
Long-term payables	(217,097)	639,669	-
Other current liabilities	1,560	(4,582)	4,582
Net Cash Provided by Operating Activities	229,385	431,207	398,971
Cash Flows from Investing Activities:
Capital expenditures	(1,003)	(568,321)	(248,710)
Net Cash Used in Investing Activities	(1,003)	(568,321)	(248,710)
Net increase /(decrease) in cash and cash equivalents	228,382	(137,114)	150,261
Effect of exchange rates on cash	10,262	(24,819)	(1,581)
Cash and Cash Equivalents at Beginning of Period /Years	35,244	197,177	48,497
Cash and Cash Equivalents at End of Period /Years	$273,888	$35,244	$197,177

Supplemental Schedule of Cash Flow Information
Cash paid for interest	$	$	$
Supplemental Schedule of Non-Cash Financing and Investing Activity
Reclassification of forward contract liability due to settlement	$	$	$
Issuance of warrants to landlord for lease extension	$	$	$

Beijing Agreen Biotechnology Co., Ltd.

Notes to Financial Statements

1.	Description of Business

The Company

Beijing Agreen Biotechnology Co., Ltd. (the Company) was founded and incorporated in Beijing, China on April 27, 2011. The Company’s business license number is 110108013815147; registered address is Room 607,608B, Building 5, Yard 1, South Nongda Road, Beijing. The Company’s main business scope includes: technological development, transfer, advisory, service; import, export and sales of instruments and meters.  The words “Company” “we,” “us” and “our” refer to Beijing Agreen Biotechnology Co., Ltd.

Since inception, the Company has devoted substantially all of its efforts to research and development (R&D), business planning, recruiting management and technical staff, acquiring operating assets, protecting its technology and product candidates, and raising capital.  The Company began to generate revenues from the collaboration agreement during the year ended December 31, 2012.

Basis of Presentation

The accompanying financial statements, which include the accounts of the Company and its wholly-owned subsidiary, Beijing Agreen Investment Consultancy Co., Ltd. have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Liquidity

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has incurred operating losses since inception.  Positive cash flows from operations of $229,385, $431,207 and $398,971 for the period /years ended June 30, 2014, December 31, 2013 and December 31, 2012 results primarily from advances under our collaborative agreements.  The Company plans to finance its operations with proceeds from the related parties and the expected cash to be received from collaborative agreements with the Company’s strategic partner and, ultimately, with revenues from product sales.  If the Company is not able to raise additional financing or generate additional cash through collaborative agreement, the Company will need to preserve cash through a combination of cost reduction measures.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Beijing Agreen Biotechnology Co., Ltd.

Notes to Financial Statements

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include provision for doubtful debts and useful lives of assets.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts

The Company evaluates the collectability of accounts receivable based on a combination of factors to determine if any receivables will potentially be uncollectible.  Should any accounts receivable balances be determined to be uncollectible, the Company establishes an allowance for doubtful accounts.  If all attempts to collect a receivable fail, the receivable is written off against the allowance.

As at June 30, 2014 and December 31, 2013, the allowance for doubtful accounts is $11,296 and $11,296, respectively.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the underlying assets, which range from 3 to 10 years.  Leasehold improvements are depreciated over the shorter of their estimated useful lives or the related lease term.  When assets are retired or disposed of, the cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in operations in the period realized. Maintenance and repairs are charged to expense when incurred.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets and certain identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of by sale are reflected at the lower of their carrying amount or fair value less cost to sell.

Beijing Agreen Biotechnology Co., Ltd.

Notes to Financial Statements

Currency Translation

The functional currency of the Company is the RMB. Accordingly, asset and liability accounts of those operations are translated into United States dollars using the current exchange rate in effect at the balance sheet date and equity accounts are translated into United States dollars using historical rates.  The revenues and expenses are translated using the average exchange rates in effect during the period, and gains and losses from foreign currency translation adjustments are included as a component of accumulated comprehensive income in the balance sheets.  Transaction gains or losses arising in the ordinary course of business are included with other income (expense), net, in the statements of operations.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists; delivery has occurred or services have been performed; the fee is fixed and determinable; and ability to collect is reasonably assured.

Research and Development

Research and development costs, including the expenses for research under collaborative agreement, are expensed as the related goods are delivered or the services are performed. Research and development costs include, but are not limited to, salaries and benefits, lab supplies, specialized equipment and professional service fees.

Income Taxes

The Company uses the asset and liability method to account for income taxes.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Deferred tax expense or benefit is the result of changes in the deferred tax asset and liability. Valuation allowances are established when necessary to reduce deferred tax assets where it is more likely than not that the deferred tax assets will not be realized.

ASC 740 clarifies the accounting for uncertainty in income taxes recognized in the financial statements.  ASC 740 provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon audit, including resolutions of any related appeals or litigation processes, based on the technical merits of the position. ASC 740 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Beijing Agreen Biotechnology Co., Ltd.

Notes to Financial Statements

3.	Inventory

Inventory consisted of the following:

	June 30, 2014	December 31, 2013	December 31, 2012
Raw materials	$139,102	$107,962	$170,951
Work in progress	67,267	85,213	---
Finished goods	---	---	518
Total	$206,369	$193,175	$171,469

4.	Property and Equipment

Property and equipment consisted of the following:

	June 30, 2014		December 31, 2013		December 31, 2012
Office equipment	$	---	$	---	$1,260
Manufacturing equipment		488,341		491,809	185,228
Computer equipment		26,320		26,562	10,586
Leasehold improvement		324,434		327,408	---
Construction work in process		---		---	63,008
		839,095		845,779	260,082
Less: accumulated depreciation		(235,667)		(151,368)	(6,147)
Property and equipment, net		$603,428		$694,411	$253,935

Depreciation expense was $85,903, $143,037 and $5,293 for the period /years ended June 30, 2014, December 31, 2013 and December 31, 2012, respectively.

Beijing Agreen Biotechnology Co., Ltd.

Notes to Financial Statements

5.	Other Payables and Long-term payables

Other payables consisted of the following:

	June 30, 2014	December 31, 2013	December 31, 2012
Jilin Luhong Real Estate Development Co., Ltd. (“Luhong”)	$747,153	$632,021	$954,578
Advances from shareholders	363,660	191,342	12,529
Total	$1,110,813	$823,363	$967,107

Long-term payables consisted of the following:

	June 30, 2014	December 31, 2013	December 31, 2012
Jilin Luhong Real Estate Development Co., Ltd.	$422,572	$639,669	$	---
Total	$422,572	$639,669	$	---

The balances with Luhong could be further analyzed as follows:

	June 30, 2014	December 31, 2013	December 31, 2012
Advances under collaborative agreements	$845,144	$852,892	$827,301
Profit appropriation	172,886	134,497	---
Additional advances	151,695	284,301	127,277
Total	$1,169,725	$1,271,690	$954,578

Beijing Agreen Biotechnology Co., Ltd.

Notes to Financial Statements

6.	Stockholders’ Equity

Stockholders’ equity consisted of the following:

	June 30, 2014	December 31, 2013	December 31, 2012
Additional paid-in capital	$159,096	$159,096	$159,096
Accumulated other comprehensive income	(6,447)	(10,626)	(999)
Accumulated deficit	(559,622)	(628,277)	(289,473)
Total	$(406,973)	$(479,807)	$(131,376)

7.	Revenue

Revenue consisted of the following:

	Six months ended June 30, 2014	Year ended December 31, 2013	Year ended December 31, 2012
Collaboration revenue	$755,419	$1,039,920	$	---
Others	23,250	35,772		265,654
Total	$778,669	$1,075,692		$265,654

Beijing Agreen Biotechnology Co., Ltd.

Notes to Financial Statements

8.	Commitments and Contingencies

Operating Lease Commitments

The Company leases office and laboratory space under non-cancelable operating lease agreements.  The Company recognizes rent expense on a straight-line basis over the office non-cancellable lease term and records the difference between cash rent payments and the recognition of rent expense as a deferred rent liability.  Rent expense for the period /years ended June 30, 2014, December 31, 2013 and December 31, 2012 was $20,458, $66,883 and $33,925, respectively.

At June 30, 2014, future minimum lease payments under all non-cancelable operating leases were as follows:

Years ending June 30,
2015	$61,523
2016	37,342
Total lease payments	$98,865

9.	Collaboration Agreements

The Company has entered into the separate collaboration agreement (“Agreement”) with strategic partner Jilin Luhong Real Estate Development Co., Ltd on 10 December 2012.  The Agreement is for 8 years and provides for cash payments in consideration of the performance of certain research, development and operational activities.

The Company has recognized approximately $755,419 and $1,039,920 in revenue for the period /year ended June 30, 2014 and December 31, 2013, respectively.  Total collaborative assistance financing from inception through the amended term is $1,440,587.

10.	Subsequent Events

On September 26, 2014, CBMG Biotech (Shanghai) Co., Ltd. acquired the Company’s 100% shares and relative know-how by totally Rmb 20,000,000 (equivalent to $3,251,610) and 753,522 common stock of CBMG US (NASDAQ: CBMG).

The Company has evaluated subsequent events through October 31, 2014, the date the financial statements were available to be issued.